                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NALCO CHEMICAL COMPANY

                                   ----------

     NALCO CHEMICAL COMPANY, (the "Corporation"), a corporation incorporated on the 21st day of April 1928 under the name "American Aluminate Company" pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), DOES
HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the DGCL, duly adopted resolutions proposing and approving the Amended and Restated Certificate of Incorporation of
the Corporation, declaring its advisability and directing that such Amended and
Restated Certificate of Incorporation be submitted to the stockholders of the
Corporation to consider and adopt the same.

     SECOND: Pursuant to Section 228 of the DGCL, the adoption of the Amended and Restated Certificate of Incorporation was unanimously consented to in writing by the holder of all the shares of capital stock of the Corporation entitled to vote thereon.

     THIRD: The Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the DGCL.

     FOURTH: Pursuant to Sections 245(b) and 242 of the DGCL, the Certificate of
Incorporation, of NALCO CHEMICAL COMPANY, is hereby amended and restated as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     FIRST: The name of the Corporation is

                             NALCO CHEMICAL COMPANY

     SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the city of Wilmington, County of
Newcastle. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the
General Corporation Law of the State of Delaware as from time to time in effect.

     FOURTH: (1) The total authorized capital stock of the Corporation shall be
1,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 1,000 shares of preferred stock, par value $1.00 per share (the "Series
Preferred Stock").

     (2)  Series Preferred Stock

     The Series Preferred Stock may be issued in one or more series as shall from time to time be created and authorized to be issued by the Board of
Directors as hereinafter provided.

     (a) The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of any series of the Series Preferred Stock, to the extent not fixed by the provisions hereinafter set forth or otherwise provided by law, to determine that any series of the Series Preferred Stock shall be without voting powers and to fix and state the voting powers, full or limited, if any, the designations, powers, preferences and relative, participating, optional and other special rights, if any, of the shares of each series of the Series Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following:

     (1) the number of shares to constitute such series and the distinctive name and serial designation thereof;

     (2) the annual dividend rate or rates and the date on which the first dividend on shares of such series shall be payable and all subsequent dividend payment dates;

     (3) whether dividends are to be cumulative or non-cumulative, the participating or other special rights, if any, with respect to the payment of dividends and the date from which dividends on all shares of such series issued prior to the record date for the first dividend shall be cumulative; provided that, such dividends shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law;

     (4) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices for such series, which may consist of a

                                       -2-

redemption price or scale of redemption prices applicable only to redemption for a sinking fund (which terms as used in this clause shall include any fund or provisions for the periodic purchase or retirement of shares), and a different redemption price or scale of redemption prices applicable to any other redemption;

     (5) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation thereof;

     (6) the terms, if any, upon which shares of such series shall be convertible into, or exchangeable for, or shall have rights to purchase or other privileges to acquire shares of stock of any other class or of any other series of the same or any other class, including the price or prices or the rate or rates of conversion, exchange, purchase or acquisition and the terms of adjustment, if any;

     (7) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption, or other acquisition of, the Common Stock or any other series or class of stock of the Corporation ranking junior to the shares of such series, either as to dividends or upon liquidation; and

     (8) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock of any class (including additional shares of such series or of any other series of the
Series Preferred Stock) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation.

     (b) Each share of each series of the Series Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon shall be cumulative. Except as otherwise provided by law or specified in this Article
FOURTH any series of the Series Preferred Stock may differ from any other series with respect to any one or more of the voting powers, designations, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof.

     (c) Before any dividends on any class of stock of the Corporation ranking junior to the Series Preferred Stock (other than dividends payable in shares of any class of stock of the Corporation ranking junior to the Series Preferred
Stock) shall be declared or paid or set apart for payment, the holders of shares of each series of the Series Preferred Stock shall be entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions.

                                       -3-

     (d) in the event of any liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class of stock of the Corporation ranking junior to the Series Preferred Stock, the holders of the shares of each series of the
Series Preferred Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders.
If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph (d), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the
Corporation or a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

     (e) The term "junior stock", as used in relation to the Series Preferred
Stock, shall mean the Common Stock and any other class of stock of the
Corporation hereafter authorized which by its terms shall rank junior to the
Series Preferred Stock as to dividends and as to the distribution of assets on liquidation.

     (f) Before the Corporation shall issue any shares of the Series Preferred
Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said Board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of
Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a
Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the registered office of the Corporation in the State of
Delaware and in such other place or places as the Board of Directors shall designate.

     (g) Shares of any series of the Series Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise, shall return to the status of authorized but unissued shares of the Series Preferred Stock of the same series unless otherwise provided in the resolution or resolutions of the Board of Directors. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by

                                       -4-

resolution or resolutions of the Board of Directors and the filing of a certificate complying with the requirements referred to in subparagraph (f)
above. In case the number of shares of any such series of the Series Preferred
Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of the Series Preferred Stock, undesignated as to series.

     (3)  Common Stock

     Subject to the requirements of law, this Certificate of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of
Directors creating or modifying any series of the Series Preferred Stock, the holders of Common Stock shall (i) in the event of any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary, and after all holders of the Series Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the Corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Stock; and (ii) after payment in full of all dividends to which holders of the Series Preferred Stock shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors of the Corporation out of funds legally available therefor.

     Except as otherwise required by law and the provisions of this Certificate of Incorporation and except as provided by the resolution or resolutions of the
Board of Directors creating or amending any series of the Series Preferred
Stock, the holders of the Common Stock of the Corporation possess full voting power for the election of directors and for all other purposes, and each bolder thereof shall be entitled to one vote for each share held by such holder.

     FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of
Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     SIXTH: The Board of Directors may make, alter or repeal the By-Laws of the
Corporation except as otherwise provided in the By-Laws adopted by the
Corporation's stockholders.

     SEVENTH: The Directors and Officers of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL as from time to time in effect.

     1. A Director or Officer of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breathes and acts or omissions with respect to which

                                       -5-

the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph l of Article SEVENTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

     2. The Corporation shall indemnify each Director and Officer of the
Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the
Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self-interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article SEVENTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            [Signature page follows.]

                                       -6-

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed as of this 21st day of December, 1999.

                                NALCO CHEMICAL COMPANY

                                By: /s/ Edward J. Mooney
                                    --------------------------------------------
                                    Name: Edward J. Mooney
                                    Title: Chairman and Chief Executive Officer

                                       -7-

                           CERTIFICATE OF DESIGNATIONS
                       OF SERIES A VOTING PREFERRED STOCK
                                       OF
                             NALCO CHEMICAL COMPANY

     We, the undersigned duly authorized officers of Nalco Chemical Company, a corporation organized and existing under and by virtue of the Delaware General
Corporation Law (the "Corporation"), in accordance with the provisions of
Section 151 thereof,

     DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the
Amended and Restated Certificate of Incorporation of the Corporation, the Board
of Directors on July 5, 2000, adopted the following resolution creating a series of 75 shares of Series Preferred Stock, par value $1.00 per share, designated as
Series A Voting Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors by Article Fourth of the Amended and Restated Certificate of Incorporation of
the Corporation, a series of the Series Preferred Stock of the Corporation be, and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Voting Preferred Stock" (the "Voting Preferred"), and
the number of shares constituting such series shall be 75.

     Defined terms used in this Certificate and not defined herein shall have the respective meanings given thereto in Section 9.

     Section 2. Dividends. The fixed dividend rate for the Voting Preferred shall be $1,580,000 per share per annum, and no more. For each share of Voting
Preferred (a "Share"), dividends shall be calculated, and shall be cumulative from and including the date of issuance of such Share to and including the date of the liquidation, dissolution or winding up of the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any
Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the

stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. The accumulation of dividends on the Voting Preferred shall not bear interest. The aggregate amount of accumulated dividends on each Share at any time shall be hereinafter called the "Accrued Dividend Amount".

     Dividends accumulated and due in respect of the Voting Preferred shall be payable out of the funds legally available therefor, when and as declared by the
Board of Directors, in cash annually on November 15 of each year, commencing
November 15, 2000 (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a
Saturday, Sunday or legal holiday).

     Section 3. Liquidation.

     In the event of any liquidation, dissolution or winding up of the
Corporation (whether voluntary or involuntary), each holder of Voting Preferred shall be entitled to receive, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of any Junior
Securities, payment of an amount in cash equal to the aggregate Liquidation
Value of all Shares held by such holder plus an amount in cash corresponding to the Accrued Dividend Amount thereon, and the holders of Voting Preferred shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, to be distributed among the holders of the Series Preferred
Stock are insufficient to permit payment in full to such holders of the aggregate amount which they are entitled to be paid by their terms, then the entire assets, or proceeds thereof, available to be distributed to the
Corporation's stockholders shall be distributed among such holders of Series
Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Prior to the liquidation, dissolution or winding up of the Corporation, the
Corporation shall declare for payment all accrued and unpaid dividends with respect to the Voting Preferred, but only to the extent of funds of the
Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Voting Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each other share of capital stock of the Corporation in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) by the Corporation of all or substantially all of its properties or assets, nor the reduction of the capital stock of the Corporation, nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section
3.

                                       -2-

     The holder of any Voting Preferred shall not be entitled to receive any payment owed for such Shares under this Section 3 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such
Voting Preferred and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Shares to the Corporation free of any adverse interest. No interest shall accrue on any payment upon this Section 3 after the due date thereof.

     After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Voting Preferred will not be entitled to any further participation in any distribution of assets by the Corporation.

     Section 4. Priority of Voting Preferred on Dividends and Redemptions.

     So long as any Voting Preferred remains outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly declare or pay or set apart for payment any dividend on any Junior Securities (other than a dividend payable in shares of Junior
Securities) unless full cumulative dividends have been declared and set aside for payment on the Voting Preferred.

     Section 5. Voting Rights.

     The holders of Voting Preferred shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. A holder of Voting Preferred shall be entitled to one vote for each Share of Voting Preferred held by such holder.

     Except as otherwise required by law or as set forth herein, holders of
Voting Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of
Common Stock as set forth herein) for the taking of any corporate action;
provided, however, that the vote of holders of at least 66-13% of the outstanding Shares of Voting Preferred, voting separately as a single class, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Amended and Restated Certificate of Incorporation of the Corporation or
this Certificate (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such alteration, amendment or repeal would alter or change the powers, preferences, or special rights of the Shares of Voting
Preferred so as to affect them adversely.

     Section 6. Redemption at the Option of the Corporation.

     The Voting Preferred shall be redeemable, in whole or in part, at the option of the Corporation at any time on or after July 31, 2020 at a cash redemption price equal to the Liquidation Value, plus the Accrued Dividend
Amount to the date fixed for redemption.

                                       -3-

From and after the date fixed for redemption, dividends on Shares of Voting
Preferred called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such Shares of the
Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding Shares of Voting Preferred are to be redeemed, the Corporation shall either redeem a portion of the Shares of each holder determined pro rata based on the number of Shares held by each holder or shall select the Shares to be redeemed by lot, as may be determined by the Board of
Directors of the Corporation.

     Unless otherwise required by law, notice of any redemption will be sent to the holders of Voting Preferred not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i)
the redemption date; (ii) the total number of Shares of the Voting Preferred to be redeemed and, if fewer than all the Shares held by such holder are to be redeemed, the number of such Shares to be redeemed from such holder, (iii) the redemption price; (iv) the place or places where certificates for such Shares are to be surrendered for payment of the redemption price; and (v) that dividends on the Shares to be redeemed will cease to accrue on such redemption date. Upon surrender of the certificate for any Shares so called for redemption
(properly endorsed or assigned for transfer, if the Board of Directors of the
Corporation shall so require and the notice shall so state), such Shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth above.

     Section 7. Registration of Transfer.

     The Corporation shall keep at its principal office a register for the registration of Voting Preferred. Upon the surrender of any certificate representing Voting Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the
Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Voting Preferred represented by such new certificate from the date to which dividends commenced accruing on such Voting Preferred represented by the surrendered certificate.

     Section 8. Replacement.

     Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Voting Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the
Corporation (or, in the case of any such mutilation upon surrender of such certificate) the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of
Shares of such class represented by such

                                       -4-

lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Voting Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 9. Definitions. For purposes of this Certificate, the following terms shall have the meanings indicated:

     "Accrued Dividend Amount" shall have the meaning given thereto in Section
2.

     "Common Stock" means the Corporation's Common Stock, par value $0.01 per share.

     "Junior Securities" means the Common Stock and any other class of stock of the Corporation which by its terms shall rank junior to the Series Preferred
Stock as to dividends and as to the distribution of assets on liquidation.

     "Liquidation Value" of any Share as of any particular date shall be equal to $20,000,000.

     "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Series Preferred Stock" means the Corporation's Series Preferred Stock, par value $1.00 per share.

     "Share" has the meaning given thereto in Section 2.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other
Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more
Subsidiaries of that person or a combination thereof. For purposes hereof, a
Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                                       -5-

     "Voting Preferred" has the meaning given thereto in Section 1.

     Section 10. Notices.

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     Section 11. Reacquired Shares.

     Any Shares of Voting Preferred redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Shares shall upon their cancellation become authorized but unissued shares of Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                                       -6-

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 7th day of July, 2000.

                                        NALCO CHEMICAL COMPANY

                                        By: /s/ S. D. Newlin
                                            ------------------------------------
                                            Name: S. D. Newlin
                                            Title: President

Attest:

By: /s/ J. Michael Newton
    ------------------------------------
    Name: J. Michael Newton
    Title: Vice President, General
           Counsel & Corporate Secretary

                                       -7-

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             NALCO CHEMICAL COMPANY

                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware

     The undersigned, being the Vice President of Nalco Chemical Company (the
"Corporation"), a corporation organized and existing under and by virtue of the
General Corporation Law of the State of Delaware (the "GCL"), does hereby certify:

     1. That the Restated Certificate of Incorporation of the Corporation is
hereby amended by changing Article FIRST thereof so that, as amended, said
Article FIRST shall read in its entirety as follows:

     "FIRST: The name of the Corporation is ONDEO Nalco Company."

     2. That the foregoing amendment of the Restated Certificate of
Incorporation of the Corporation has been duly adopted in accordance with
Section 242 of the GCL.

     3. That the Board of Directors of the Corporation duly adopted resolutions setting forth the foregoing amendment, declaring said amendment to be advisable and referring such amendment to the stockholders of the Corporation for consideration thereof.

     4. That the foregoing amendment has been duly approved and adopted in accordance with the provisions of the GCL by the unanimous written consent of the stockholders of the Corporation on March 16, 2001 in accordance with the provisions of Section 228 of the GCL.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 19th day of March, 2001.

                                        NALCO CHEMICAL COMPANY

                                        By: /s/ J. Michael Newton
                                            ------------------------------------
                                            Name: J. Michael Newton
                                            Title: Vice President

                          CERTIFICATE OF OWNERSHIP AND
                        MERGER OF SUBSIDIARY INTO PARENT

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                               PERMACARE USA, INC.
                                      INTO
                               ONDEO NALCO COMPANY
                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

     ONDEO Nalco Company, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of PermaCare USA, Inc., a Delaware corporation.

     THIRD: That the Corporation, by the following resolutions of its Board of
Directors, duly adopted on the 6th Day of April 2001, determined to merge into itself PermaCare USA, Inc. on the conditions set forth in such resolutions:

     RESOLVED, that ONDEO Nalco Company merge into itself its subsidiary
PermaCare USA, Inc., and assume all of said subsidiary's liabilities and obligating,

     FURTHER RESOLVED, that the President or any Vice President be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said PermaCare USA,
Inc. into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of any county.

     IN WITNESS WHEREOF, said ONDEO Nalco Company has caused this Certificate to be signed by J. Michael Newton, its authorized officer, this 11th day of May
2001.

                                        ONDEO NALCO COMPANY

                                        By: /s/ J. Michael Newton
                                            ------------------------------------
                                            Name: J. Michael Newton
                                            Title: Vice President

                          CERTIFICATE OF OWNERSHIP AND
                        MERGER OF SUBSIDIARY INTO PARENT

                       CERTIFICATE OP OWNERSHIP AND MERGER
                                     MERGING
                          CHEMCO WATER TECHNOLOGY, INC.
                                      INTO
                               ONDEO NALCO COMPANY
                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

     ONDEO Nalco Company, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of CHEMCO WATER TECHNOLOGY, INC., a Delaware corporation.

     THIRD: That the Corporation, by the following resolutions of its Board of
Directors, duly adopted on the 6th Day of April 2001, determined to merge into itself CHEMCO WATER TECHNOLOGY, INC. on the conditions set forth in such resolutions:

     RESOLVED, that ONDEO Nalco Company merge into itself its subsidiary CHEMCO
WATER TECHNOLOGY, INC., and assume all of said subsidiary's liabilities and obligation;

     FURTHER RESOLVED, that the President or any Vice President be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said CHEMCO WATER
TECHNOLOGY, INC. into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of any county.

     IN WITNESS WHEREOF, said ONDEO Nalco Company has caused this certificate to be signed by J. Michael Newton, its authorized officer, this Thursday, June 28,
2001.

                                        ONDEO NALCO COMPANY

                                        By: /s/ J. Michael Newton
                                            ------------------------------------
                                            Name: J. Michael Newton
                                            Title: Vice President - General
                                                   Counsel and Corporate
                                                   Secretary

                          CERTIFICATE OF OWNERSHIP AND
                        MERGER OF SUBSIDIARY INTO PARENT

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                TEXO CORPORATION
                                      INTO
                               ONDEO NALCO COMPANY
                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

     ONDEO Nalco Company, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of TEXO CORPORATION, a Delaware corporation.

     THIRD: That the Corporation, by the following resolutions of its Board of
Directors, duly adopted on the 6th Day of April 2001, determined to merge into itself TEXO CORPORATION on the conditions set forth in such resolutions:

     RESOLVED, that ONDEC Nalco Company merge into itself its subsidiary TEXO
CORPORATION, and assume all of said subsidiary's liabilities and obligations;

     FURTHER RESOLVED, that the President or any Vice President be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said TEXO CORPORATION into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof is the Office of the Recorder of Deeds of any county.

     IN WITNESS WHEREOF, said ONDEO Nalco Company has caused this certificate to be signed by J. Michael Newton, its authorized officer, this Thursday, June 28,
2001.

                                        ONDEO NALCO COMPANY

                                        By: /s/ J. Michael Newton
                                            ------------------------------------
                                            Name: J. Michael Newton
                                            Title: Vice President - General
                                                   Counsel and Corporate
                                                   Secretary

                          CERTIFICATE OF OWNERSHIP AND
                        MERGER OF SUBSIDIARY INTO PARENT

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                         CHEM TECHNOLOGIES, INCORPORATED
                                      INTO
                               ONDEO NALCO COMPANY
                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

     ONDEO Nalco Company, a Delaware corporation (the "Corporation'), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware.

     SECOND: That the Corporative owns all of the outstanding shares of each class of the capital stock of CHEM TECHNOLOGIES, INCORPORATED, a Delaware corporation.

     THIRD That the Corporation, by the following resolutions of its Board of
Directors, duly adopted on the 6th Day of April 2001, determined to merge into itself CHEM TECHNOLOGIES, INCORPORATED on the conditions set forth in such resolutions:

     RESOLVED, that ONDEO Nalco Company merge into itself its subsidiary CHEM
TECHNOLOGIES, INCORPORATED, and assume all of said subsidiary's liabilities and obligations.

     FURTHER RESOLVED, that the President or any Vice President be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said CHEM
TECHNOLOGIES, INCORPORATED into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of any country.

     IN WITNESS WHEREOF, said ONDEO Nalco Company has caused this certificate to be signed by J. Michael Newton, its authorized officer, this Monday, December
31, 2001.

                                        ONDEO NALCO COMPANY

                                        By: /s/ J. Michael Newton
                                            ------------------------------------
                                            Name: J. Michael Newton
                                            Title: Vice President - General
                                                   Counsel and Corporate
                                                   Secretary

                          CERTIFICATE OF OWNERSHIP AND
                        MERGER OF SUBSIDIARY INTO PARENT

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                         TRIDENT CHEMICAL COMPANY, INC.
                                      INTO
                               ONDEO NALCO COMPANY
                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

     ONDEO Nalco Company, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of TRIDENT CHEMICAL COMPANY, INC., a Delaware corporation.

     THIRD: That the corporation, by the following resolutions of the Board of
Directors, duly adopted on the 7th Day of March 2002, determined to merge into
TRIDENT CHEMICAL COMPANY, INC. an the conditions set forth in such resolutions:

     RESOLVED, that ONDEO Nalco Company merge into itself its subsidiary TRIDENT
CHEMICAL COMPANY, INC., and assume all of said subsidiary's liabilities and obligations;

     FURTHER RESOLVED that the President or any Vice President be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said TRIDENT CHEMICAL
COMPANY, INC. into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof is the
Office of the Recorder of Deeds of any county.

     IN WITNESS WHEREOF, said ONDEO Nalco Company has caused this certificate to be signed by J. Michael Newton, its authorized officer, this Thursday, June 28,
2001.

                                        ONDEO NALCO COMPANY

                                        By: /s/ J. Michael Newton
                                            ------------------------------------
                                            Name: J. Michael Newton
                                            Title: Vice President - General
                                                   Counsel and Corporate
                                                   Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                      NALCO DIVERSIFIED TECHNOLOGIES, INC.
                                      INTO
                               ONDEO NALCO COMPANY

     Ondeo Nalco Company, a corporation organized and existing under the laws of
Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of each class of the stock of Nalco Diversified Technologies, Inc., a corporation incorporated pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of
Directors, duly adopted by the unanimous written consent of its members filed with the minutes of the Board on the 23rd day of December, 2002, determined to and did merge into itself said Nalco Diversified Technologies, Inc.

     RESOLVED, that Ondeo Nalco Company merge, and it hereby does merge into itself Nalco Diversified Technologies, Inc., and assumes all of its obligations;

     FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware;

     FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Nalco Diversified
Technologies, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of
Delaware, which may be in anywise necessary or proper to effect said merger;

     IN WITNESS WHEREOF, said Ondeo Nalco Company has caused this Certificate to be signed by J. Michael Newton, its authorized officer this 4th day of February,
2003.

                                        By: /s/ J. Michael Newton
                                            ------------------------------------
                                            Name: J. Michael Newton
                                            Title: Vice President - General
                                                   Counsel and Corporate
                                                   Secretary

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                               ONDEO NALCO COMPANY

                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware

     The undersigned, being the Assistant Secretary of Ondeo Nalco Company (the
"Corporation"), a corporation organized under the General Corporation Law of the
State of Delaware (the "DGCL"), does hereby certify:

     1.   That the Certificate of Incorporation of the Corporation, as amended, is hereby amended by amending the first sentence of Section 6 of the
          Certificate of Designations of Series A Voting Preferred Stock of
          Nalco Chemical Company, filed with the Office of the Secretary of
          State of the State of Delaware on July 7, 2000 (the "Certificate of
          Designations"), to read as follows:

          "The Voting Preferred shall be redeemable, in whole or in part, at the option of the Corporation at any time on or after October 29, 2003 at a cash redemption price equal to the Liquidation Value, plus the Accrued
     Dividend Amount to the date fixed for redemption."

     2.   That the Certificate of Incorporation of the Corporation, as amended, is hereby amended by amending the first sentence of the third paragraph of Section 6 of the Certificate of Designations to read as follows:

          "Unless otherwise required by law, notice of any redemption will be sent to the holders of Voting Preferred not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, unless such holders agree in writing to waive such notice."

     3.   That the Board of Directors of the Corporation duly adopted resolutions setting forth the foregoing amendment, declaring said amendment to be advisable and referring such amendment to the stockholders of the Corporation for consideration thereof.

     4.   That the foregoing amendment of the Certificate of Incorporation of the Corporation, as amended, has been duly adopted in accordance with
          Section 242 of the DGCL.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed as of the 30th day of October 2003.

                                            /s/ Michael P. Murphy
                                            ------------------------------------
                                            Michael P. Murphy
                                            Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               ONDEO NALCO COMPANY

                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware

          The undersigned, being the Assistant Secretary of Ondeo Nalco Company
(the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify:

          1. That the Restated Certificate of Incorporation of the Corporation
is hereby amended by changing Article FIRST thereof so that, as amended, said
Article FIRST shall read in it entirety as follows:

               "FIRST: The name of the Corporation is Nalco Company."

          2. That the foregoing amendment of the Restated Certificate of
Incorporation of the Corporation has been duly adopted in accordance with
Section 242 of the GCL.

          3. That the Board of Directors of the Corporation duly adopted resolutions setting forth the foregoing amendment, declaring said amendment to be advisable and referring such amendment to the stockholders of the Corporation for consideration thereof.

          4. That the foregoing amendment has been duly approved and adopted in accordance with the provisions of the GCL by the written consent of the sole stockholder of the Corporation on November 4, 2003 in accordance with the provisions of Section 228 of the GCL.

          IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed this 4th day of November 2003.

                                        ONDEO NALCO COMPANY

                                        By: /s/ Michael P. Murphy
                                            ------------------------------------
                                            Name: Michael P. Murphy
                                            Title: Assistant Secretary